AMENDMENT NO. 3
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Tax-Exempt Funds, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
WITNESSETH:
     WHEREAS, AIM Tax-Exempt Funds is now called AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds); and
     WHEREAS, the following Funds have been renamed:

CURRENT NAME	NEW NAME
AIM High Income Municipal Fund	Invesco High Income Municipal Fund
AIM Tax-Exempt Cash Fund	Invesco Tax-Exempt Cash Fund
AIM Tax-Free Intermediate Fund	Invesco Tax-Free Intermediate Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Tax-Exempt Funds in the Contract are hereby deleted and replaced with AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds).

2.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco High Income Municipal Fund

Invesco Tax-Exempt Cash Fund

Invesco Tax-Free Intermediate Fund

Invesco Municipal Fund

Invesco Tax-Exempt Securities Fund

Invesco Van Kampen California Insured Tax Free Fund

Invesco Van Kampen High Yield Municipal Fund

Invesco Van Kampen Insured Tax Free Income Fund

Invesco Van Kampen Intermediate Term Municipal Income Fund

Invesco Van Kampen Municipal Income Fund

Invesco Van Kampen New York Tax Free Income Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser

By:	/s/ Eric J. Adelson

Name:	Eric J. Adelson

Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton

Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Karl G Bayer

Name:	Karl Georg Bayer

Title:	Managing Director

By:	/s/ J Langewand

Name:	J Langewand

Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Michelle Moran

Name:	Michelle Moran

Title:	Head of Legal for UK & Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Robert Adej

Name:	Robert Adej

Title:	Director

By:	/s/ Ian Coltman

Name:	Ian Coltman

Title:	Head of Legal

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong

Name:	Anna Tong

Title:	Director

By:	/s/ Gracie Liu

Name:	Gracie Liu

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Secretary & General Counsel